Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 24, 2011, relating to the financial statements and financial highlights of Highland Credit Strategies Fund, which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
July 29, 2011